                                                                      EXHIBIT 99

                                 INTERTAN, INC.


                    RECLASSIFICATION OF PRIOR YEAR BALANCES

During the year the Company made certain minor reclassifications in the presentation of certain revenue and expense items on the Consolidated Statements of Operations. Prior year balances have been reclassified, as appropriate, to conform with the current year presentation. Set out below are tables which compare, on a quarterly basis, the Statements of Operations for the prior year as reported and as reclassified. These tables exclude foreign currency transaction gains and losses, interest expense and provision for income taxes, none of which were affected by the reclassification. All amounts shown are in thousands.

(in thousands)
                                           First Quarter Ended           Second Quarter Ended           Third Quarter Ended
                                           September 30, 1994              December 31, 1994               March 31, 1995
                                       ---------------------------     --------------------------     --------------------------
                                           As             As               As            As              As             As
                                        Reported     Reclassified       Reported    Reclassified       Reported    Reclassified
                                       -----------  --------------     ----------  --------------     ----------  --------------

Net sales..............................$    108,464    $   111,799     $   179,836    $   183,684     $    97,707    $    101,001
Other income...........................       1,496            104           2,328            862           1,610             217
                                       ---------------------------     --------------------------     ---------------------------
                                            109,960        111,903         182,164        184,546          99,317         101,218
                                       ---------------------------     --------------------------     ---------------------------
Operating costs and expenses:
  Cost of products sold................      62,964         64,402         103,720        105,989          54,522          56,344
  Selling, general and
     administrative expenses...........      44,924         45,429          57,011         57,124          45,599          45,678
  Depreciation and amortization........       2,027          2,027           1,969          1,969           1,865           1,865
                                       ---------------------------     --------------------------     ---------------------------
                                            109,915        111,858         162,700        165,082         101,986         103,887
                                       ---------------------------     --------------------------     ---------------------------

Operating income (loss)................$         45    $        45     $    19,464    $    19,464     $    (2,669)   $     (2,669)
                                       ===========================     ==========================     ===========================

                                            Nine Months Ended             Fourth Quarter Ended           Twelve Months Ended
                                             March 31, 1995                  June 30, 1995                  June 30, 1995
                                       ---------------------------     --------------------------     --------------------------
                                           As             As               As            As              As             As
                                        Reported     Reclassified       Reported    Reclassified       Reported    Reclassified
                                       -----------  --------------     ----------  --------------     ----------  --------------

Net sales..............................$    386,007    $   396,484     $    91,777    $    95,267     $   477,784    $    491,751
Other income...........................       5,434          1,183           1,410             34           6,844           1,217
                                       ---------------------------     --------------------------     ---------------------------
                                            391,441        397,667          93,187         95,301         484,628         492,968
                                       ---------------------------     --------------------------     ---------------------------
Operating costs and expenses:
  Cost of products sold................     221,206        226,735          50,838         52,701         272,044         279,436
  Selling, general and
     administrative expenses...........     147,534        148,231          45,285         45,536         192,819         193,767
  Depreciation and amortization........       5,861          5,861           1,643          1,643           7,504           7,504
  Provision for business restructuring.         -              -            (1,600)        (1,600)         (1,600)         (1,600)
                                       ---------------------------     --------------------------     ---------------------------
                                            374,601        380,827          96,166         98,280         470,767         479,107
                                       ---------------------------     --------------------------     ---------------------------

Operating income (loss)................$     16,840    $    16,840     $    (2,979)   $    (2,979)    $    13,861    $     13,861
                                       ===========================     ==========================     ===========================
